Exhibit 10.13

FINANCE OF IMPORTS

Amendment No. 2

dated 1 November 2016

to the

LOAN AGREEMENT

No. 1

concluded on 26 July / 1 August 2013

and amended by Amendment No. 1 thereto on 15 July 2015

between

Molino Cañuelas SACIFIA,

Buenos Aires, Argentina

(“Borrower”)

and

Deutsche Bank Aktiengesellschaft,

Frankfurt am Main

(“Lender”)

On 26 July / 1 August 2013 the Borrower and the Lender, respectively, entered into a Loan Agreement No. 1 which was amended by an Amendment No. 1 thereto on 15 July 2015 (the Loan Agreement No. 1 as amended by Amendment No. 1 thereto hereinafter referred to as the “Loan Agreement”) for the partial financing of supplies being provided under an Export Contract between the Borrower and CCC Machinery GmbH, Hamburg, Federal Republic of Germany (“Exporter”).

The terms used in this Amendment No. 2 and defined in the Loan Agreement shall bear the meanings ascribed to them in the Loan Agreement, unless this Amendment No. 2 or the context requires otherwise.

According to the terms and conditions of the Loan Agreement, the Lender agreed to lend to the Borrower, subject to compliance of certain conditions precedent, an aggregate amount of up to USD 44,304,878.65 (being USD 8,125,194.34 and the USD equivalent to EUR 26,799,766.16), in order to finance the 85% of the Eligible Contract Value (as this term was defined in the Loan Agreement).

Since the Borrower and the Exporter have now agreed on adjustments in the scope of supplies and in involved sub-suppliers the amounts of the Eligible USD Contract Value and the Eligible EUR Contract Value have changed the Borrower and the Lender now enter into this Amendment No. 2 to the Loan Agreement (“Amendment No. 2”).

The above being premised, the Borrower and the Lender agree to amend the Loan Agreement as follows, in order to include the adjustments between Eligible USD Contract Value and Eligible EUR Contract Value and to reflect the necessary adaptations that need to be made for that purpose, but without causing a novation or modification of the substantial conditions agreed in the original Loan Agreement for the financed amounts (total principal, interest rate and repayment dates), which conditions remain unchanged:

Article 1 Preamble

The Preamble of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

On 30 July 2013 the Borrower and CCC Machinery GmbH, Hamburg, Federal Republic of Germany (“Exporter”) entered into a contract no. 54-1511 (the “Initial Export Contract”) for the supply of machines and equipment of a new industrial location to produce flour products at Carlos Spegazzini as well as other equipment related to industrial activities at the Borrower’s premises in Cañuelas (the “Initial Supply”).

On 14/15 July 2015 the Borrower and the Exporter entered into an addendum to the Initial Export Contract for the additional supply of production lines for round bread, donuts, muffins, cookies and some auxiliary machines for the portioning and packing to the Borrower’s premises at different places in Argentina (the “Additional Supply”, and, together with the Initial Supply, the “Project”).

On 3 August 2016 the Borrower and the Exporter entered into a further addendum to the Export Contract (the Initial Export Contract, as amended, is hereinafter referred to as the “Export Contract”) confirming adjustments between the EUR portion and the USD portion of the Total Contract Value.

The total contract value of the Initial Export Contract raised to the aggregate of up to USD 5,577,178.01 and EUR 14,106,163.91, and, after the addendums to the Initial Export Contract, the total contract value of the Export Contract now amounts to the aggregate of up to USD 52,123,386.66 (“Total Contract Value”) being USD 7,192,499.69 and EUR 33,566,823.77.

Basis for the financing shall be the following amounts (together “Eligible Contract Value”) of the Total Contract Value:

USD 7,192,499.69 (“Eligible USD Contract Value”) and

EUR 33,566,823.77 (“Eligible EUR Contract Value”)

consisting of	USD	5,577,178.01	(“Initial Eligible USD Contract Value”),
	EUR	14,106,163.91	(“Initial Eligible EUR Contract Value”),
	USD	1,615,321.68	(“Additional Eligible USD Contract Value”), and
	EUR	19,460,659.86	(“Additional Eligible EUR Contract Value”).

According to the Export Contract

•                      the deliveries shall be made by the Exporter for the Initial Supply and the Additional Supply until December 2016

•                      the last essential delivery for the Project has been effected in March 2016

•                      the Eligible Contract Value is to be paid as follows:

15 % as down payment out of the Borrower’s own resources

85 % pro rata to shipment/delivery out of this Loan

The above being premised, the Borrower and the Lender agree as follows:

UNQUOTE

Article 2 Amount of Loan

Sub-Article 1.1 of Article 1 (Amount and Purpose of Loan) of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

1.1             The Lender shall make available to the Borrower a loan in the lawful currency of the United States of America (“USD” or “US Dollar” or “Loan Currency”) not exceeding the aggregate (“Loan”) of

•	USD 6,113,624.74	(in words: US Dollar six million one hundred thirteen thousand six hundred and twenty-four 74/100) being a loan part 1 (“Loan Part 1”) and representing 85% of the Eligible USD Contract Value plus

•	the USD equivalent of EUR 28,531,800.20	(in words: Euro twenty-eight million five hundred and thirty-one thousand eight hundred 20/100) being a loan part 2 (“Loan Part 2”) and representing 85% of the Eligible EUR Contract Value, such Loan Part 1 and Loan Part 2 consisting of

•	USD 4,740,601.31

(in words: US Dollar four million seven hundred forty thousand six hundred and one 31/100) being the initial loan part 1 (“Initial Loan Part 1”) and representing 85% of the Initial Eligible USD Contract Value plus

•	USD 15,441,347.69 being the USD equivalent of EUR 11,990,239.32

(in words: Euro eleven million nine hundred and ninety thousand two hundred and thirty nine 32/100) being the initial loan part 2 (“Initial Loan Part 2”) and representing 85% of the Initial Eligible EUR Contract Value plus

•	USD 1,373,023.43

(in words: US Dollar one million three hundred seventy-three thousand five and twenty-three 43/100) being the additional loan part 1 (“Additional Loan Part 1”) and representing 85% of the Additional Eligible USD Contract Value plus

•	the USD equivalent of EUR 16,541,560.88

(in words: Euro sixteen million five hundred and forty-one thousand five hundred and sixty 88/100) being the additional loan part 2 (“Additional Loan Part 2”) and representing 85% of the Additional Eligible EUR Contract Value.

The USD equivalent under Loan Part 2 shall be calculated at the Applicable Exchange Rate as defined in Sub-Article 2.2 hereof but in no case the Loan shall exceed USD 44,304,878.65 (in words: US Dollar forty-four million three hundred and four thousand eight hundred and seventy-eight 65/100).

UNQUOTE

Article 3 Commitment Fee

Sub-Article 5.1 of Article 5 (Commitment Fee, Arrangement Fee, Agency Fee and Handling Fee) of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

5.1           On the Loan undrawn at any time the Borrower shall pay to the Lender a commitment fee at a rate of 0.75% (in words: zero point seventy-five per cent) per annum payable in arrears quarterly from the date of conclusion of this Loan Agreement during the entire disbursement phase and shall be calculated on the basis of the unutilized amount of the aggregate of (i) Loan Part 1 as per Sub-Article 1.1 hereof and (ii) with regard to Loan Part 2 the “Amended Expected Amount of Loan Part 2” (being an amount of USD 38,191,253.92)

UNQUOTE

Article 4 Amendment to the Pledge

4.1           In order to reflect the content of this Amendment No. 2 with regards to the pledge agreement entered into by the Lender and the Borrower dated 19 August 2016 (the “Pledge Agreement”), the Borrower undertakes to sign all documents and to make all statements necessary and/or recommendable to amend the Pledge Agreement and to register such amendment (collectivetly the “Pledge Amendment”) in the substantial form as per Annex H hereto, for the purposes of securing the fulfillment of the Borrower’s obligations under the Loan Agreement as amended by this Amendment No. 2.

4.2           The Pledge Amendment will be executed and filed for registration free of expense for the Lender, within 10 Banking Business Days as of the execution of this Amendment No. 2.

4.3           Once the Pledge Amendment has been registered, and within 12 Banking Business Days as of such date, the Borrower will deliver to the Lender the Legal Opinion set forth in Sub-Article 5.1 a).

4.4           Lack of compliance with either the execution, filing and/or delivery of the Pledge Amendment and the Legal Opinion will be considered as failure to perform any obligation under the Loan Agreement as specified in Sub-Article 15.1 under paragraph b) of the Loan Agreement.

Article 5 Conditions Precedent to Disbursement

5.1           The Borrower undertakes to submit, in addition to the documents specified in Article 19 of the Loan Agreement and in Article 9 of the Amendment No. 1 thereto, within 30 calendar days from conclusion of this Amendment No. 2, at the latest, however, prior to any disbursement relating to the portion of the Additional Eligible EUR Contract Value exceeding the Additional Eligible EUR Contract Value as agreed in the Loan Agreement prior to conclusion of this Amendment No. 2 the following documents satisfactory to and free of expense for the Lender:

a)                  evidence (in particular in the form of a legal opinion rendered by an external legal counsel acceptable to the Lender; the “Legal Opinion”) that (i) the Loan Agreement as amended by this Amendment No. 2 has been duly executed and constitutes legal, valid, binding and enforceable obligations of the Borrower, (ii) the Pledge Agreement (as amended by the Pledge Amendment) has been duly executed, registered, and constitutes a legal, valid, binding and enforceable security interest of the Lender, and (iii) that all necessary approvals and official permits (including exchange control and transfer permits) have been obtained and are in full force and effect;

b)                  evidence of the authority of the Borrower (i.e. a board of director’s minute where the entering into this Amendment No. 2 is approved, copy of company by-laws and, copy of power of attorney with authorization of company legal representatives to sign the Amendment No. 2) to sign this Amendment No. 2 to the Loan Agreement - to be reconfirmed by an Argentinean legal counsel acceptable to the Lender;

c)                   an Amendment to the Guarantee as per Annex G hereto, duly executed by the Guarantor;

d)                  evidence (in particular in the form of a legal opinion rendered by an external legal counsel acceptable to the Lender) that the Guarantee as amended has been duly issued and constitutes legal, valid, binding and enforceable obligations of the Guarantor and that all necessary approvals and official permits (including exchange control and transfer permits, if applicable) have been obtained and are in full force and effect;

e)                   evidence of the authority of the Guarantor (i.e. a board of director’s minute where the issuance of the Guarantee is approved, copy of company by-laws and, copy of power of attorney with authorization of company legal representatives to sign the Amendment of the Guarantee) to sign the Amendment of the Guarantee - to be reconfirmed by an Uruguayan legal counsel acceptable to the Lender;

f)                    a certificate in form and substance as per Annex A to this Amendment No. 2 to the effect that the addendum to the Export Contract dated 3 August 2016 has come into force; and

g)                   an amendment to the undertaking from the Exporter in favour of the Lender with respect to certain risks not covered by the HERMES Cover.

5.2           In order to enable the Lender to obtain the certificate referred to under above Sub-Article 5.1 paragraph (f), and if and only if,  all conditions precedent set forth under this Article 5, under Article 19 of the Loan Agreement and under Article 9 of the Amendment No. 1 thereto have been complied - except for those related to any statement to be issued by the Exporter -, the Lender will provide the Borrower and the Exporter with a written statement duly executed by authorized Lender’s officer,  referring that all conditions precedent to disbursement under the Loan are fulfilled except for the certificate referred to under above Sub-Article 5.1 (f).

5.3           For the duration of the contractual relationship established between the Lender and the Borrower by means of the Loan Agreement, the Lender shall be entitled to rely upon the continuing unqualified veracity and accuracy of the legal opinions stipulated in Sub-Article 5.1 a) and d) hereof unless the Borrower shall have advised to the contrary, any such changes to be advised without delay after occurrence of the respective change of facts, law and/or jurisdiction.

Article 6 Warranties and Undertakings

6.1           In addition to the warranties contained in Article 14.2 of the Loan Agreement and Article 10 of the Amendment No. 1 thereto (which the Borrower warrants that they remain valid and in full force and effect as of the date hereof), by signing this Amendment No. 2 the Borrower warrants for this Amendment No. 2, the Loan Agreement, for each disbursement under the Loan Agreement and for the duration of the Loan that

a)        it is legally and statutorily authorised to conclude and perform this Amendment No. 2;

b)        for the conclusion of this Amendment No. 2 and the performance and enforcement of the Loan Agreement as amended by this Amendment No. 2 any authorisations, resolutions and permits, in particular any exchange control or transfer permit, under strict compliance with the laws and regulations of the Borrower’s country, have been or, to the extent they cannot be applied for yet, will be unrestrictedly obtained; and

c)         this Amendment No. 2 and the Loan Agreement as amended by this Amendment No. 2 constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

6.2           In addition, the Borrower confirms that it is authorised to enter into and handle international loan obligations.

6.3           The Borrower undertakes to inform the Lender insofar and as soon as the warranties no longer apply and to arrange for the necessary action to be taken so that the Lender suffers no disadvantage from the change.

Article 7 General Provisions

7.1               This Amendment No. 2 to the Loan Agreement shall form an integral part of such Loan Agreement.

7.2               All other terms and conditions of the Loan Agreement and Annexes thereto which are not expressly amended by this Amendment No. 2 remain unchanged and are hereby reconfirmed by the parties hereto.

7.3               This Amendment No. 2 does not modify the substantial conditions agreed in the original Loan Agreement (total principal, interest rate and repayment dates), which conditions remain unchanged. Neither this Amendment No. 2, nor any of its provisions or consequences, cause, or can be deemed to cause, novation (or novación) of the obligations incurred by the Borrower under the original Loan Agreement, which obligations remain valid and in full force and effect.

7.4               Both the Lender and Borrower hereby agree and covenant that this Amendment No. 2 does not entail any novation or transformation to the Loan Agreement, Amendment No. 1, or any other related documents or guarantees (including but not limited to the Pledge Agreement).  As a consequence, the Borrower expressly states, declares and warrants that all related documents and guarantees to the Loan Agreement as amended (including but not limited to the aforementioned Pledge Agreement) shall survive and remain fully enforceable after the execution of this Amendment No. 2.

7.5               Article 20 of the Loan Agreement shall apply mutatis mutandis.

7.6               Each party shall receive one signed original of this Amendment No. 2.

7.7               This Amendment No. 2 shall be cited with the date mentioned on the cover page of the Amendment.

Avellaneda, 1 November 2016	Avellaneda, 1 November 2016

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

Molino Cañuelas SACIFIA	Deutsche Bank AG

Annex A

To

Deutsche Bank AG

Structured Trade & Export Finance

Taunusanlage 12

D-60262 Frankfurt am Main/Germany

CONFIRMATION OF COMING INTO FORCE OF THE ADDENDUM TO THE EXPORT CONTRACT DATED 14/15 JULY 2015

Loan Agreement No. 1 dated 26 July / 1 August 2013 as amended on 15 July 2015 and on [      ] between Molino Cañuelas SACIFIA, Buenos Aires and Deutsche Bank AG, Frankfurt am Main

We refer to the terms and definitions of the captioned Loan Agreement and hereby confirm that the addendum dated 3 August 2016 to the Export Contract concluded on 30 July 2013 came into force on

,
(place)	(date)

CCC Machinery GmbH

(Legally binding signature(s) of the Exporter)

Annex G

Amendment No. 1

dated [   ]

to the

PAYMENT GUARANTEE

(“Guarantee”)

dated 19 August 2015

of Molino Americano S.A., Mendoza 2325, (11800) Montevideo, Republic of Uruguay

(“Guarantor”)

in connection with

the Loan Agreement No. 1 dated 26 July / 1 August 2013 as amended by Amendment No. 1 to the Loan Agreement dated 15 July 2015 and by Amendment No. 2 to the Loan Agreement dated [   ]

Reference is made to the terms and conditions of the Guarantee issued by the Guarantor in connection with the Loan Agreement No. 1 dated 26 July / 1 August 2013 as amended by Amendment No. 1 to the Loan Agreement dated 15 July 2015 between Deutsche Bank Aktiengesellschaft, Frankfurt am Main (“Lender”) and Molino Cañuelas SACIFIA, Buenos Aires, Argentina (“Borrower”).

On [   ] the Lender and the Borrower concluded Amendment No. 2 to the captioned Loan Agreement containing adaptations with respect to Loan Part 1 and Loan Part 2 in line with adjustments between Eligible USD Contract Value and Eligible EUR Contract Value.

The Guarantor herewith acknowledges that the content of Amendment No. 2 to the Loan Agreement is known to the Guarantor and adapts its Guarantee accordingly as follows:

Article 1 Preamble

The Preamble of the Guarantee is herewith amended and now reads as follows:

QUOTE

Preamble

Deutsche Bank Aktiengesellschaft, Frankfurt am Main (“Lender”) by agreement dated 26 July / 1 August 2013 as amended by Amendment No. 1 to the Loan Agreement dated 15 July 2015 and Amendment No. 2 to the Loan Agreement dated [      ] (“Loan Agreement”) makes available to Molino Cañuelas SACIFIA, Buenos Aires, Argentina (“Borrower”) a Loan not exceeding

•	USD 6,113,624.74	(in words: US Dollar six million one hundred thirteen thousand six hundred and twenty-four 74/100) being a loan part 1 (“Loan Part 1”) and representing 85% of the Eligible USD Contract Value plus

•	the USD equivalent of EUR 28,531,800.20	(in words: Euro twenty-eight million five hundred and thirty-one thousand eight hundred 20/100) being a loan part 2 (“Loan Part 2”) and representing 85% of the Eligible EUR Contract Value, whereas the USD equivalent under Loan Part 2 shall be calculated at the Applicable Exchange Rate as defined in Sub-Article 2.2 of the Loan Agreement but in no case the Loan shall exceed USD 44,304,878.90 (in words: US Dollar forty-four million three hundred and four thousand eight hundred and seventy-eight 90/100), against the Guarantor’s first demand guarantee. Accordingly, the Guarantor issues this Guarantee in order to ensure that the Lender shall receive payment of all amounts expressed to be payable by the Borrower under the Loan Agreement in the currency and at the place provided therein at its stated or accelerated maturity (“Indebtedness”), net of any deduction or withholding whatsoever and irrespective of the factual or legal circumstances (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer to or receipt by the Lender in the account agreed to by the Lender) and motives by reason of which the Borrower may fail to pay the Indebtedness.

The terms and conditions of the Loan Agreement are known to the Guarantor. The terms used in this Guarantee and defined in the Loan Agreement shall bear the meanings therein ascribed to them, unless the context requires otherwise.

UNQUOTE

Article 2 Miscellaneous

The Guarantor represents and warrants that the Guarantee as amended by this Amendment No. 1 thereto is binding, valid and enforceable against the Guarantor in accordance with its terms.

This Amendment No. 1 to the Guarantee shall form an integral part of such Guarantee.

All provisions of the Guarantee not altered or amended by this Amendment No. 1 thereto shall remain in force.

Article 3 Applicable Law, Jurisdiction

This Amendment No. 1 to the Guarantee shall be subject to the laws of the Eastern Republic of Uruguay.

Any conflicts arising from this Amendment No. 1 to the Guarantee shall be subject to the jurisdiction of the courts of Montevideo, Uruguay.

,
(place)	(date)

Molino Americano S.A.

(Legally binding and duly authorised signature(s))

Annex H

Pledge Amendment Form

ENMIENDA Nº 1

al

CONTRATO DE PRENDA CON REGISTRO

entre

Molino Cañuelas SACIFIA, Buenos Aires, Argentina

y

Deutsche Bank Aktiengesellschaft, Frankfurt am Main

en garantía de las obligaciones emergentes

del Loan Agreement No. 1 (Contrato de Préstamo Nº 1) de fecha 26 de julio / 1 de agosto de 2013 según fuera enmendado por el Amendment No. 1 y por el Amendment No. 2 to the Loan Agreement No. 1 (la Enmienda Nº 1 y la
Enmienda Nº 2 al Contrato de Préstamo Nº 1) de fechas 15 de julio de 2015 y [ ] de [octubre] de 2016, respectivamente.

[ ] de [octubre] de 2016

La presente es una adenda al Contrato de Prenda con Registro de fecha 19 de agosto de 2016 (el “Contrato de Prenda”) celebrado entre Deutsche Bank Aktiengesellschaft, en su carácter de acreedor prendario (“DBFT”), y Molino Cañuelas SACIFIA, en su carácter de deudor prendario (“MC”). La misma se celebra en [Avellaneda], Provincia de Buenos Aires, República Argentina, a los [ ] días del mes de octubre de 2016.

ANTEDECENTES

1. MC, una empresa dedicada a la producción de alimentos, y DBFT, una entidad financiera que presta servicios financieros a nivel internacional, celebraron, respectivamente, con fechas 26 de julio de 2013 y 1 de agosto de 2013 un contrato de préstamo con objeto de financiar la adquisición de determinados bienes para la producción, a ser adquiridos mediante un contrato de importación suscripto entre MC y CCC Machinery GmbH, Hamburg, Federal Republic of Germany (el “Contrato de Préstamo” y el “Contrato de Importación”, respectivamente);

2. En el marco del Contrato de Préstamo, las Partes acordaron el otorgamiento de una financiación adicional, la cual fue instrumentada mediante el Amendment No. 1 al Contrato de Préstamo de fecha 15 de julio de 2015 (la “Enmienda N° 1”).

3. El propósito de la Enmienda N° 1 fue el otorgamiento de una financiación adicional para la adquisición, en el marco del Contrato de Importación, de un Molino Buhler para moler granos, el cual fue designado entre las Partes con el número 54-1511/2 (1604-01-3) e individualizado en el Anexo B del Contrato de Prenda y sobre la cual se constituyó una prenda con registro en primer grado de prelación y privilegio —en garantía a las obligaciones asumidas por MC— inscripta el 22 de agosto de 2016 bajo el número de inscripción 20.263 en el Registro Prendario N° 51024 de la localidad de Esteban Echeverría.

4. Que con fecha [] de [octubre] de 2016 las Partes suscribieron el “Amendment No. 2” al Contrato de Préstamo (la “Enmienda Nº 2”) cuya copia (debidamente traducida) se adjunta como Anexo A, con el objeto de modificar la composición de los montos de los créditos otorgados en Dólares Estadounidenses y Euros, sin afectar el monto total comprometido bajo el Contrato de Préstamo.

5. Que, sin perjuicio de que la Enmienda N° 2 no afectó el monto máximo de los compromisos asumidos por las Partes, éstas desean incorporar las obligaciones asumidas por MC bajo la Enmienda N° 2 como Obligaciones Garantizadas bajo el Contrato de Prenda.

Por lo expuesto, las Partes convienen en celebrar la presente enmienda al Contrato de Préstamo (la “Enmienda al Contrato de Prenda”):

Artículo 1: Definiciones.

A todos los efectos de esta Enmienda al Contrato de Prenda, los términos utilizados en el presente que comienzan en mayúscula (excepto cuando fueren empleados a fin de iniciar una oración o como nombre propio), tienen los significados que se les han asignado en el Contrato de Prenda con Registro, salvo aquellos expresamente definidos en el presente.

Artículo 2: Modificaciones.

2.1                              Con efectos a partir de la firma de la presente Enmienda al Contrato de Prenda, en todos los casos en que en el Contrato de Prenda se utilice el término “Enmienda”, se entenderá al Contrato de Préstamo conforme fuera modificado tanto por la Enmienda Nº 1 y como por la Enmienda Nº 2 al Contrato de Préstamo de fechas 15 de julio de 2015 y [ ] de [ ] de 2016, respectivamente, y a las Obligaciones Garantizadas conforme se las define en el Artículo 2.1 del Contrato de Prenda.

2.2                              Con efectos a partir de la firma del presente, el Artículo 2.1 (a) del Contrato de Prenda, se entenderá remplazado por el siguiente texto:

2.1. Prenda con Registro: “(a) En garantía y seguridad de todas y cada una de las obligaciones, compromisos y declaraciones, sean los mismos directos o indirectos, simples o condicionales, vencidas o pendientes de vencimiento, presentes o futuros que surjan de, o estén vinculadas a la Enmienda y a cualquier otro derecho relacionado con la misma, sea en concepto de capital, de actualización de capital, intereses compensatorios, moratorios, obligaciones de reembolso, comisiones, indemnizaciones por pérdida o deterioro de la Maquinaria y gastos, incluyendo las obligaciones que puedan surgir como consecuencia de cualquier refinanciación, prórroga, reestructuración, novación o modificación de las obligaciones de MC tanto bajo la Enmienda Nº 1 y la Enmienda Nº 2 al Acuerdo de Préstamo Nº 1 de fechas 15 de julio de 2015 y [ ] de [octubre] de 2016, respectivamente, incluyendo sin que implique limitación alguna, cualquier costo, gasto, arancel o impuesto de cualquier jurisdicción que se derive de la ejecución del presente Contrato de Prenda (denominadas en conjunto las “Obligaciones Garantizadas”) por un importe de USD 44,304,878.65 en concepto de capital, con más el interés compensatorio, interés moratorio, honorarios, comisiones, gastos, impuestos y cualquier otra suma que se devengue en relación con la Enmienda y/o la ejecución del presente, MC constituye a favor de DBFT, por el plazo de vigencia de las Obligaciones Garantizadas y hasta la total cancelación de las mismas, derecho real de prenda con registro en primer grado y lugar de privilegio (la “Prenda”) en los términos del Decreto-Ley de Prenda con Registro Nº 15.348/46, ratificado por la Ley Nº 12.962 y sus modificaciones, t.o. Decreto 897/95 (el “Decreto-Ley”) y el art. 2220 del Código Civil y Comercial de la Nación”.

2.3                              Con efectos a partir de la firma del presente, el Anexo B del Contrato de Prenda se entenderá complementado por el Anexo A de esta Enmienda al Contrato de Prenda.

2.4                              Todos aquellos términos y condiciones del Contrato de Prenda que no fueran modificados expresa o tácitamente por esta Enmienda al Contrato de Prenda.

Artículo 3: Continuidad.

En ningún caso se entenderá que la presente afecta la vigencia o continuidad del Contrato de Prenda, el cual permanecerá en pleno vigor y efecto de conformidad con los términos y condiciones establecidos originalmente, excepto por lo indicado en la presente.

Artículo 4: Colaboración.

MC se compromete a prestar toda su colaboración a los efectos de la inscripción de esta Enmienda al Contrato de Prenda ante el registro pertinente.

Artículo 5: Aclaración.

A los meros efectos aclaratorios, las Partes declaran que, sin perjuicio de cualquier mención en cualquier documento relacionado al Contrato de Préstamo y al Contrato de Prenda (incluyendo formularios de registro), la fecha correcta de firma y conclusión del Contrato de Préstamo fue 26 de julio / 1 de agosto de 2013.

EN PRUEBA DE CONFORMIDAD, se suscribe el presente en tres ejemplares de un mismo tenor y a un solo efecto, en la Provincia de Buenos Aires, al día [  ] de octubre de 2016.

Por Deutsche Bank Aktiengesellschaft
como Acreedor prendario

Nombre: [Gustavo Papeschi]
Cargo: Apoderado

Por Molino Cañuelas SACIFIA
como Deudor prendario

Nombre:
Cargo: Apoderado